Exhibit (e)(1)(ii)

                          NEUBERGER BERMAN INCOME FUNDS
                                 INVESTOR CLASS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A


         The Series of Neuberger Berman Income Funds currently subject to this Agreement are as follows:


Neuberger Berman Cash Reserves
Neuberger Berman Government Money Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Limited Maturity Bond Fund
Neuberger Berman Municipal Money Fund
Neuberger Berman Municipal Securities Trust


Dated: August 9, 2002